EXHIBIT 99.1

Conversion Services International Announces
Resignation of Director Joseph Santiso

EAST HANOVER, N.J. (November 17, 2006) - Conversion Services International, Inc. (AMEX: CVN), a premier professional services firm focused on delivering the value in business intelligence, data warehousing and data management solutions to Global 2000 organizations and other businesses, announced today that Joseph Santiso resigned from its board of directors today with immediate effect. The board has six members following his resignation.

Scott Newman, president, chief executive officer and chairman, said, "On behalf of CSI, I wish to thank Joe for his service and dedication to our company. We have benefited from Joe's business insights and understanding of information technology. We wish him well."

About Conversion Services International, Inc.

Conversion Services International, Inc. (CSI) is a leading provider of professional services focusing on strategic consulting, data warehousing, business intelligence, business process reengineering, as well as integration and information technology management solutions. CSI offers an array of products and services to help companies define, develop, and implement the warehousing and strategic use of both enterprise-wide and specific categories of strategic data. CSI's current customers include ADP, Coach, Goldman Sachs, Liberty Mutual, Merck, Morgan Stanley, and Pfizer. Information about CSI can be found on the web at http://www.csiwhq.com or by calling its corporate headquarters at 888-CSI-5036.

Note on Forward-Looking Statements

Except for the historical information contained herein, this press release contains, among other things, certain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Such statements may include, without limitation, statements with respect to CSI's plans, objectives, expectations and intentions and other statements identified by words such as "may," "could," "would," "should," "believes," "expects," "anticipates," "estimates," "intends," "plans" or similar expressions. These statements are based upon the current beliefs and expectations of CSI's management and are subject to significant risks and uncertainties, including the ability of CSI to be in compliance with all applicable American Stock Exchange continued listing requirements, the ability to maintain revenue growth, the ability to locate and acquire other businesses and to successfully integrate such acquisitions, the ability to decrease operating expenses, and those detailed in CSI's filings with the Securities and Exchange Commission. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond CSI's control). CSI undertakes no obligation to update publicly any forward-looking statements.

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Contact:
Tracee Lee Beebe
Marketing & Communications
Conversion Services International, Inc.
973-560-9400
tbeebe@csiwhq.com